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                                                                    EXHIBIT 10.1

                          IASIS HEALTHCARE CORPORATION

                   SENIOR EXECUTIVE OFFICER COMPENSATION PLAN

         Each individual designated as a senior executive officer (the "Senior Executive") of IASIS Healthcare Corporation, a Delaware corporation (the "Company"), by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Committee"), shall be entitled to receive the following compensation:

SALARY: Each Senior Executive shall receive an annual salary in an amount determined by the Board and, if applicable, as set forth in the Senior Executive's Employment Agreement.

BONUS: Each Senior Executive shall be eligible to receive an annual bonus upon the achievement of certain quantitative and qualitative goals as determined by the Board and, if applicable, as set forth in the Senior Executive's Employment Agreement.

STOCK
OPTIONS: Each Senior Executive shall be eligible to receive incentive or non-qualified stock options (the "Options") under the Company's 2000 Stock Incentive Plan and such other plans as may be adopted by the Company from time to time, as approved by the Board and, if applicable, as set forth in the Senior Executive's Employment Agreement.

PURCHASE OF
STOCK: Each Senior Executive shall be eligible to purchase the number of shares of common stock or other capital stock of the Company, separate and apart from the exercise of the Options, as determined by the Board from time to time and, if applicable, as set forth in the Senior Executive's Employment Agreement, at a fair market value per share price as determined by the Board and, if applicable, as set forth in the Senior Executive's Employment Agreement.

PAID TIME
OFF: Each Senior Executive shall be entitled to vacation, sick leave and other paid time off in accordance with the Company's normal personnel policies as amended from time to time, or as approved by the Board or the Committee and, if applicable, as set forth in the Senior Executive's Employment Agreement.

PARTICIPATION
IN EMPLOYEE
BENEFIT
PLANS: Each Senior Executive shall be entitled to participate in such health, life, disability and other insurance plans, retirement plans and other employee benefit plans of the Company as in effect from time to time, in accordance with the Company's normal personnel policies, as amended from time to time, or as approved by the Board or the Committee and, if applicable, as set forth in the Senior Executive's Employment Agreement.